Exhibit 5.2

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

FIRM / AFFILIATE OFFICES
Abu Dhabi	Moscow
Barcelona	Munich
Beijing	New Jersey
Boston	New York
Brussels	Orange County
Chicago	Paris
Doha	Riyadh
Dubai	Rome
Frankfurt	San Diego
Hamburg	San Francisco
Hong Kong	Shanghai
Houston	Silicon Valley
London	Singapore
Los Angeles	Tokyo
Madrid	Washington, D.C.
Milan
September 16, 2011
Enduro Resource Partners LLC
777 Main Street, Suite 800
Fort Worth, Texas 76102

Re:	Enduro Royalty Trust
Ladies and Gentlemen:
     We have acted as special counsel to Enduro Resource Partners LLC, a Delaware limited liability company (the “Company”), in connection with the proposed issuance of up to 15,180,000 units (the “Trust Units”) representing beneficial interests in Enduro Royalty Trust, a Delaware statutory trust (the “Trust”). The Trust Units are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 16, 2011 (Registration No. 333—174225) (as so filed and as amended, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have examined, among other things, the following:
(a) the certificate of formation of the Company, as filed with the office of the Secretary of State of the State of Delaware on March 3, 2010;
(b) the Operating Agreement of the Company, dated April 9, 2010, and the Amended and Restated Operating Agreement of the Company, dated July 22, 2011;
     (c) the certificate of trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware on May 3, 2011;
     (d) the Trust Agreement, dated as of May 3, 2011, by and among the Company, as trustor, Wilmington Trust Company, as Delaware trustee, and The Bank of New York Mellon, N.A., as issuer trustee (the “Trust Agreement”); and

September 16, 2011

     (e) the form of Amended and Restated Trust Agreement of the Trust filed as an exhibit to the Registration Statement (the “Amended and Restated Trust Agreement” and, together with the Trust Agreement, the “Trust Documents”).
     With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed further that the Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power, authority and legal right to issue the Trust Units under the Amended and Restated Trust Agreement. We are opining herein as to the Delaware Limited Liability Company Act, and we express no opinion with respect to any other laws.
Subject to the foregoing and the other matters set forth herein, as of the date hereof:
     1. The Company is a limited liability company duly formed and validly existing under the laws of the State of Delaware with limited liability company power and authority to execute and deliver the Trust Documents. With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.
     2. The execution, delivery and performance of the Trust Documents have been duly authorized by all necessary limited liability company action of the Company, and the Trust Agreement has been duly executed and delivered by the Company.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Latham & Watkins LLP
LATHAM & WATKINS LLP